UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 14, 2017

Date of Earliest Event Reported:  November 14, 2017

MID-CON ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2431 E. 61st Street, Suite 850
Tulsa, Oklahoma

(Address of principal executive offices)

74136

(Zip code)

(918) 743-7575

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Class B Convertible Preferred Unit Purchase Agreement

On November 14, 2017, Mid-Con Energy Partners, LP (the “Partnership”) entered into a Class B Convertible Preferred Unit Purchase Agreement (the “Class B Purchase Agreement”) with the purchasers named in Schedule A attached thereto (together, the “Class B Purchasers”) to issue and sell to the Purchasers in a private placement (the “Class B Private Placement”) an aggregate principal amount of up to $15.0 million of the Partnership’s 8.00% Class B Convertible Preferred Units (the “Class B Preferred Units”).  The Class B Private Placement is anticipated to be completed prior to or on November 30, 2017.  The closing is subject to customary closing conditions.

Each holder of Class B Preferred Units (a “Class B Preferred Unit Holder”) will be entitled to receive a cumulative, quarterly distribution in arrears on each Class B Preferred Unit then held by such Class B Preferred Unit Holder (i) in cash at an annual rate of 8.00%, or (ii) in the event that the Partnership’s existing secured indebtedness prevents the payment of a cash distribution to all Class B Preferred Unit Holders, in kind (additional Class B Preferred Units) at an annual rate of 10.00%.  At any time after the sixth-month anniversary of the closing date of the Class B Private Placement (the “Closing Date”), each Class B Preferred Unit Holder has the right to convert the Class B Preferred Units then held by such Class B Preferred Unit Holder, in full or in part, on a one-for-one basis, subject to certain adjustments and conditions.  At any time after August 11, 2021, the fifth anniversary of the closing date of the issuance and sale of the Partnership’s 8.00% Class A Convertible Preferred Units (the “Class A Preferred Units”), each Class B Preferred Unit Holder has the right to cause the Partnership to redeem all or any portion of the outstanding Class B Preferred Units at a price per Class B Preferred Unit equal to the Unit Purchase Price (as defined in the Class B Purchase Agreement), as described in the Class B Purchase Agreement.  Immediately prior to the effectiveness of a change of control of the Partnership, each Class B Preferred Unit Holder may elect to (i) have such Holder’s Class B Preferred Units converted into Common Units, plus accrued but unpaid distributions to the conversion date; or (ii) if the Partnership is the surviving entity of the change of control, continue to hold its Class B Preferred Units.  If a Class B Preferred Unit Holder does not elect to convert all of its Class B Preferred Units into common units representing limited partner interests in the Partnership (the “Common Units”) upon the effectiveness of a change of control, then, unless the Partnership is the surviving entity of the change of control, the Partnership will redeem any remaining Class B Preferred Units for cash.

The Class B Preferred Units will vote on an as-converted basis with the Common Units.  Pursuant to the Class B Purchase Agreement, on the Closing Date, the Partnership will enter into a registration rights agreement with the Class B Purchasers, pursuant to which the Partnership will agree to file a shelf registration statement registering the resale by the Class B Purchasers of the Common Units to be issued upon conversion of the Class B Preferred Units.

Pursuant to the Class B Purchase Agreement, the Partnership will continue the suspension of sales of Common Units pursuant the Partnership’s Equity Distribution Agreement dated May 5, 2015 (the “EDA”), through August 11, 2021 and,  without the consent of a majority of the Class B Preferred Unit Holders (as well as a majority of the holders of the Class A Preferred Units), the Partnership will be not be permitted to incur any indebtedness (other than under the Partnership’s existing credit facility and trade accounts payable arising in the ordinary course of business).

The Partnership expects to use the net proceeds from the issuance of the Class B Preferred Units for general partnership purposes, including but not limited to, future acquisitions and reduction of borrowings outstanding under the Partnership’s revolving credit facility.

The issuance of the Class B Preferred Units pursuant to the Class B Purchase Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The Class B Purchase Agreement contains customary representations and warranties by Partnership and the Class B Purchasers and each party (an “indemnifying party”) has agreed to indemnify the other parties for losses resulting from the indemnifying party’s breach of any representations, warranties or covenants.

The above description of the material terms of the Class B Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Class B Purchase Agreement, which is filed as Exhibit 10.2 to the Partnership’s Quarterly Report on Form 10-Q filed on November 14, 2017 and is incorporated in this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Class B Private Placement set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.  The Class B Private Placement of the Class B Preferred Units pursuant to the Class B Purchase Agreement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 7.01	Regulation FD Disclosure.

On November 14, 2017, the Partnership issued a press release announcing the entry into the Class B Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibits 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1

Class B Convertible Preferred Unit Purchase Agreement, dated November 14, 2017 by and among Mid-Con Energy Partners, LP and the Class B Purchasers named on Schedule A thereto (incorporated by reference to Exhibit 10.2 to Mid-Con Energy Partners, LP’s quarterly report on Form 10-Q filed with the SEC on November 14, 2017).

99.1	Press release dated November 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mid-Con Energy Partners, LP
	By:	Mid-Con Energy GP, LLC,
its general partner
Date: November 14, 2017		By:	/s/ Charles L. McLawhorn, III
Charles L. McLawhorn, III
Vice President, General Counsel and Secretary